                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE


Host Marriott Corporation
Terence C. Golden, President & CEO
(301) 380-7774

Christopher J. Nassetta, Executive Vice President and COO
(301) 380-6138

Robert E. Parsons, Jr. Executive Vice President & CFO
(301) 380-7209


Investors:                                          Media:                          The Blackstone Group:
Jim Francis, Assistant Treasurer                    Owen Blicksilver                Stephen A. Schwarzman, President & CEO
(301) 380-1974                                      (212) 303-7603                  (212) 836-9823

Geoffrey Wendt, Mgr. Investor Relations             Doug Donsky                     Thomas J. Saylak, Senior Managing Director
(301) 380-5694                                      (212) 303-7608                  (212) 836-9895


HOST MARRIOTT CORPORATION TO ADD
WORLD-CLASS LUXURY HOTEL PORTFOLIO FOR $1.775 BILLION;

THE BLACKSTONE GROUP TO CONTRIBUTE INTERESTS IN
13 U.S. HOTELS IN EXCHANGE FOR A SIGNIFICANT EQUITY STAKE IN HOST MARRIOTT;

REORGANIZATION AS REAL ESTATE INVESTMENT TRUST,
SPIN OFF OF SENIOR LIVING BUSINESS PLANNED

-- Addition of Blackstone Hotel Portfolio Launches Multi-Branding Strategy

-- Strategic Initiatives Expected to Add $0.26 Per Share to 1999 FFO

BETHESDA, MD, April 17, 1998 Host Marriott Corporation (NYSE: HMT) announced today that it has reached a definitive agreement with various affiliates of The Blackstone Group and Blackstone Real Estate Partners (collectively "Blackstone") to acquire interests in 13 world-class luxury hotels in the U.S. and certain other assets in a transaction valued at approximately $1.775 billion, including the assumption of debt. Following the transaction, Blackstone will have the largest ownership interest in Host Marriott on a fully diluted basis.

     This strategic combination will solidify Host Marriott's reputation as the nation's leading owner of luxury hotels and launches a new multi-branding strategy for the Company.

     In addition, Host Marriott announced that its Board of Directors has authorized the Company to reorganize its business operations to qualify as a real estate investment trust (REIT), effective as of January 1, 1999, and to spin off its senior living communities business (the "Senior Living Communities Company") through a taxable stock dividend to its shareholders.

     "Today is an historic moment in our Company's history," said Terence C. Golden, President and Chief Executive Officer of Host Marriott. "As a result of these strategic initiatives, the Company has dramatically increased its growth potential, further solidified its position as the leading owner of luxury hotels, significantly strengthened its financial position, and increased its overall competitiveness by lowering its cost of capital. Host Marriott continues to foster its reputation as the nation's preeminent `blue chip' hotel ownership company."

THE BLACKSTONE HOTEL PORTFOLIO

     Host Marriott expects to pay approximately $835 million in cash and assumed debt and to issue approximately 47 million Operating Partnership units of the new operating partnership (the "Operating

Partnership") to be formed as part of the REIT conversion at $20 per Operating Partnership unit (subject to adjustments to reflect any partial interests). Each Operating Partnership unit will be exchangeable for one share of Host Marriott common stock (or its cash equivalent). Upon completion of the acquisition, Blackstone will own approximately 19% of the primary shares outstanding of Host Marriott common stock on a fully converted basis. John Schreiber, co-chairman of the Blackstone Real Estate Partners' Investment Committee, will join the Board of Directors of Host Marriott in the next 60 days.

     The Blackstone portfolio is one of the premier collections of hotel real estate properties. It includes two Ritz-Carltons, three Four Seasons, one Grand Hyatt, three Hyatt Regencies and four Swissotel properties. The Blackstone transaction is expected to close simultaneously with the reorganization of Host Marriott as a REIT. At that time, Blackstone's hotels and other assets will be contributed into the Operating Partnership. The hotels will continue to be managed under existing management contracts.

     "The Blackstone portfolio is one of the highest quality collections of properties in the world. These hotels are located in major urban and convention/resort markets with significant barriers to new competition. Given the quality of this portfolio and the lack of new competition, we anticipate significant upside in the performance of these properties," said Christopher J. Nassetta, Executive Vice President and Chief Operating Officer of Host Marriott. "This transaction more than triples our acquisition target for 1998, and greatly accelerates the implementation of our multi-brand strategy."

     Stephen A. Schwarzman, President & CEO of The Blackstone Group, commented, "We are big believers in the prospects for Host's multi-brand full-service hotel strategy and see this transaction as a way of broadening and diversifying our asset base with an experienced, savvy management team."

     Located in eight states, the Blackstone hotels in which Host Marriott will acquire a controlling interest include: The Ritz-Carlton, Amelia Island (449 rooms); The Ritz-Carlton, Boston (275 rooms); Hyatt Regency Burlingame at San Francisco Airport (793 rooms); Hyatt Regency Cambridge, Boston (469 rooms); Hyatt Regency Reston, Virginia (514 rooms); Grand Hyatt Atlanta (439 rooms); Four Seasons Philadelphia (365 rooms); Four Seasons Atlanta (246 rooms); The Drake (Swissotel) New York (494 rooms); Swissotel Chicago (630 rooms); Swissotel Boston (498 rooms); and Swissotel Atlanta (348 rooms). Additionally, the transaction includes: the first mortgage loan on the Four Seasons Beverly Hills (285 Rooms) as well as a letter of intent to purchase the equity interest in the property; two office buildings in Atlanta -- The offices at The Grand (97,879 sq. ft.) and the offices at the Swissotel (67,110 sq. ft.); and a 25% interest in the Swissotel U.S. Management Company.

     The purchase is expected to be accretive to funds from operations (FFO) and to generate earnings before interest expense, taxes, depreciation, amortization and other non-cash items (EBITDA) of approximately $183 million in 1999, the first full year the assets will be owned by Host Marriott.

     Host Marriott's acquisition of the Blackstone portfolio is subject to certain conditions, including Host Marriott's conversion to a REIT by March 31, 1999.

     Merrill Lynch acted as advisor on the transaction for the Company. Bear Stearns & Company, Inc. advised Blackstone on the transaction.

REIT REORGANIZATION

     After the REIT reorganization, which is subject to stockholder and final Board of Directors approval, Host Marriott Corporation intends to operate as an "UPREIT," with all of its assets and operations conducted through the newly formed Operating Partnership of which Host Marriott will be the general partner. Marriott International's role in managing Marriott hotels owned by Host Marriott will be unchanged.

     "The proposed REIT reorganization will maximize shareholder value, both over the short- and long-term," said Mr. Golden. "After an extensive analysis of alternatives, we concluded that the REIT structure would provide superior results through changing economic conditions and all phases of the hotel cycle."

     In connection with the reorganization, Host Marriott anticipates repurchasing or exchanging its approximately $1.55 billion of outstanding debt securities, adjusting the conversion ratio of its Quarterly Income Preferred Securities ("QUIPS") to reflect the distribution of the Senior Living Communities Company stock and cash to Host Marriott stockholders, and issuing additional debt and equity securities.

     "This step will further improve our financial flexibility and allow us to continue to strengthen our balance sheet," added Robert E. Parsons, Jr., Executive Vice President and Chief Financial Officer of Host Marriott. "We will be able to compete more effectively with other public lodging real estate companies, which already are organized as REITs, and to improve investor understanding of Host Marriott, thus making performance comparisons with our peers more meaningful. With our initial dividend yield expected to be approximately 4%, we believe our shareholder base will expand to include investors attracted by yield and asset quality."
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OPERATING PARTNERSHIP

     Following the reorganization, Host Marriott will own Operating Partnership units in the Operating Partnership equal to the number of outstanding shares of Host Marriott common stock at the time of the conversion. The UPREIT structure will not affect the ownership by stockholders of their existing Host Marriott shares.

     As part of the reorganization, limited partners in Host Marriott full-service hotel partnerships and joint ventures are expected to be given an opportunity to receive, on a tax-deferred basis, Operating Partnership units in the new Operating Partnership in exchange for their current partnership interests.

     As a REIT, Host Marriott will continue its strategy of aggressively acquiring and owning high quality lodging real estate with prospects for significant long-term capital appreciation. The Company has added 68 hotels with an aggregate investment value of $3.5 billion from the beginning of 1994 through the end of 1997. Management intends to continue growing the Company's portfolio through acquisitions of Marriott hotels and of multi-branded full service lodging properties, expansion of existing hotels and selected new development where market conditions offer favorable economics.

     "We believe this conversion will help us significantly in reaching our growth targets," said Mr. Nassetta. "We will continue to acquire hotels in the Marriott and Ritz-Carlton pipeline, properties where we can add value by conversion to the Marriott brand, and select non-Marriott hotels, such as those in the Blackstone portfolio, that meet our quality and performance standards."

SENIOR LIVING SPIN-OFF

     Host Marriott will distribute shares in the Senior Living Communities Company to Host Marriott stockholders at the time of the REIT reorganization. Host Marriott also expects to make a cash distribution at that time. The projected aggregate value of these distributions, which are expected to be treated as taxable dividends to shareholders, is currently estimated between $400 and $550 million. An additional taxable distribution may be required in 1999.

     The Senior Living Communities Company is expected to own Host Marriott's approximately $700 million portfolio of senior living properties. This portfolio currently consists of 31 retirement communities, totaling 7,218 units in 12 states. The communities will continue to be managed by Marriott International. In addition, the Senior Living Communities Company will lease substantially all of the hotels owned by the REIT and its affiliates.

     The Senior Living Communities Company will operate independently of Host Marriott, will be publicly listed, and will pursue its own growth opportunities. In order to facilitate the transition, there may initially be some Board of Directors overlap, which will be eliminated over time. In order to comply with REIT rules, each company will limit ownership of its stock by single investors and related parties and groups to less than 10%.

     "Senior living is a high growth industry supported by favorable demographic trends," said Mr. Golden. "The new company will be in an excellent position to build on Host Marriott's current leadership position in the upper tier segment of the senior living market. Initially 67% of Senior Living Communities Company EBITDA will be generated by its senior living properties."

     "The Senior Living Communities Company will grow through the acquisition of new and existing communities, as well as new development," Mr. Golden continued. "In addition, it will benefit from Marriott International's targeted expansion of senior living properties, which is expected to nearly triple its number of properties over the next five years, providing a valuable pipeline of upper tier properties that fit the acquisition profile. The company will also pursue expansion into other attractive real estate areas."

FINANCIAL OUTLOOK

     Mr. Parsons said: "In reorganizing as a REIT, acquiring the Blackstone portfolio and spinning off our senior living communities business, we currently anticipate FFO per share in 1999, for the two companies combined, to be $0.26 above current consensus estimates of $2.15 per share."

     The Company expects no layoffs as a result of the reorganization, and both companies will maintain headquarters in Bethesda, Md.

     BT Wolfensohn, Merrill Lynch and PaineWebber are serving as advisors on the REIT reorganization and spin-off of the Senior Living Communities Company.

COMPANY BACKGROUNDS/ FORWARD LOOKING STATEMENTS

     Host Marriott is a lodging real estate company which owns 100 upscale and luxury full service hotels operated primarily under the Marriott and Ritz-Carlton brand names. Additionally, the company owns 31 senior living communities all of which are managed by Marriott International. The company also serves as general partner and holds minority interests in various unconsolidated partnerships which own 240 lodging properties, 20 of which are full service hotels.

     For further information on Host Marriott Corporation, please visit our website at http://www.hostmarriott.com. For further information on the proposed REIT conversion, Blackstone portfolio transaction and Senior Living Communities spinoff, see Host Marriott's current report on Form 8-K filed with the Securities and Exchange Commission.

     The Blackstone Group is a private New York-based investment bank founded in 1985 by its current Chairman, Peter G. Peterson, and its current CEO and President, Stephen A. Schwarzman. Blackstone's real estate activities are led by Senior Managing Directors Thomas J. Saylak and John Z. Kukral, as well as John G. Schreiber, who together with Mr. Schwarzman, co-chairs the Blackstone Real Estate Partners' Investment Committee. Real Estate is one of five areas of business focus at Blackstone. The others are Private Equity Investing in corporate situations (where Blackstone Capital Partners III, with nearly $4 billion in equity capital, was the largest such fund raised in 1997); Mergers & Acquisitions Advisory; Restructuring & Reorganization Advisory; and Liquid Alternative Asset Management.

     Certain matters discussed in this press release include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements related to the proposed REIT conversion, the terms, structure and timing thereof, and the expected effects of the proposed REIT conversion and the Blackstone portfolio acquisition on FFO, EBITDA, and business and operating strategies in the future. All forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are not in control of Host Marriott, that may cause actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by the forward-looking statements. The transactions described herein are subject to certain consents of shareholders, lenders, debt holders and partners of Host Marriott and its affiliates and of other third parties and various other conditions and contingencies, and future results, performance and achievements will be affected by general economic, business and financing conditions, competition and governmental actions. These and other factors are described in more detail in Host Marriott's current report on Form 8-K relating to the proposed REIT conversion and in its other filings with the Securities and Exchange Commission. While Host Marriott believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, it can give no assurance that its performance or other expectations will be attained, that the transactions described herein will be consummated or that the terms of the transactions or the timing or effects thereof will not differ materially from those described herein.

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